UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 2, 2016
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
On April 2, 2016, J. Hallam Dawson and on April 4, 2016 Per-Kristian Halvorsen informed the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) that they would not stand for re-election to the Board of the Company at the 2016 Annual Meeting of Stockholders. The respective decisions of J. Hallam Dawson and Per-Kristian Halvorsen to not seek re-election are not the result of any disagreement with the Company.
Item 7.01. Regulation FD Disclosure.
On April 7, 2016, the Company issued a press release relating to the decision of Messrs. Dawson and Halvorsen to not stand for re-election, a copy of which release is furnished herewith as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated as of April 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: April 7, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of April 7, 2016